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PROXY

                        STARWOOD HOTELS & RESORTS TRUST
                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
          PROXY FOR SPECIAL MEETINGS OF SHAREHOLDERS AND STOCKHOLDERS
                          TO BE HELD JANUARY 26, 1998

The undersigned shareholder of Starwood Hotels & Resorts Trust (the "Trust") and stockholder of Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders of the Trust and the Notice of Special Meeting of Stockholders of the Corporation (the "Special Meetings") and the accompanying Joint Proxy Statement/Prospectus relating to the Special Meetings, and hereby appoints, with full power of substitution in each, each of the following persons as attorneys and proxies of the undersigned: (a) with respect to the undersigned's shares of the Trust, Ronald C. Brown and Sherwin L. Samuels and (b) with respect to the undersigned's shares of the Corporation, Barry S. Sternlicht and Jonathan D. Eilian. Any previously dated proxy is hereby revoked.

Said proxies are hereby given authority, as appropriate, to represent and to vote all shares of beneficial interest of the Trust and all shares of common stock of the Corporation held of record by the undersigned and which the undersigned may be entitled to vote at the Special Meetings to be held on January 26, 1998 at ______________________________, at 10:00 a.m. and 10:30
a.m. (local time), respectively, and at any and all adjournments or postponements thereof, on behalf of the undersigned on the following matters and in the manner designated below:

              PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
          USING THE ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE

                   (Continued and To Be Signed on Other Side)

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                                                            Please mark
                                                            your votes as
                                                            indicated in
                                                            this example. /X/

THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND
4.

1. Approval by shareholders of the Trust of the Shares Issuance Proposal (as defined in the Joint Proxy Statement/Prospectus).

     FOR       AGAINST        ABSTAIN
     / /         / /            / /

2. Approval by shareholders of the Trust of the Trust Authorized Share Amendment (as defined in the Joint Proxy Statement/Prospectus).

     FOR       AGAINST        ABSTAIN
     / /         / /            / /

3. Approval by shareholders of the Trust of the Trust Name Change Proposal (as defined in the Joint Proxy Statement/Prospectus).

     FOR       AGAINST        ABSTAIN
     / /         / /            / /

4. Approval by shareholders of the Trust of the Trust Redemption Amendment (as defined in the Joint Proxy Statement/Prospectus).

     FOR       AGAINST        ABSTAIN
     / /         / /            / /

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR PROPOSALS 5, 6 AND 7.

5. Approval by stockholders of the Corporation of the Shares Issuance Proposal (as defined in the Joint Proxy Statement/Prospectus).

     FOR       AGAINST        ABSTAIN
     / /         / /            / /

6. Approval by stockholders of the Corporation of the Corporation Authorized Share Amendment (as defined in the Joint Proxy Statement/Prospectus).

     FOR       AGAINST        ABSTAIN
     / /         / /            / /

7. Approval by stockholders of the Corporation of the Corporation's Gaming Provision Amendment.

     FOR       AGAINST        ABSTAIN
     / /         / /            / /

8. In their discretion, the proxies are authorized to vote on such other matters as may come before either of the Special Meetings.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION AND THE BOARD OF TRUSTEES OF THE TRUST AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE SHARES ISSUANCE PROPOSAL, FOR THE APPROVAL OF THE AMENDMENTS TO THE DECLARATION OF TRUST OF THE TRUST AND FOR THE APPROVAL OF THE AMENDMENTS TO THE RESTATED ARTICLES OF INCORPORATION OF THE CORPORATION.

Signature ____________________ Signature if held jointly ___________________

Dated: ______________, 1998

Note: Please date and sign exactly as your name(s) appear on this proxy card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.

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